EXHIBIT 99.1

BELLSOUTH AND QWEST ANNOUNCE STRATEGIC
RELATIONSHIP TO PROVIDE NEXT-GENERATION DIGITAL
COMMUNICATIONS SERVICES; BELLSOUTH TAKES 10 PERCENT STAKE IN QWEST

ATLANTA, April 19 /PRNewswire/ -- BellSouth Corporation (NYSE: BLS - news) and Qwest Communications International Inc. (Nasdaq: QWST - news) today announced a strategic relationship that will significantly accelerate the companies' efforts to provide a full set of integrated digital data, image and voice communications services to their customers. The relationship includes three basic components:

         * Qwest and BellSouth immediately begin coordinated marketing of services, with Qwest offering its full portfolio of data networking, Internet and voice services. BellSouth will offer a full complement of local networking services.

         * Once BellSouth is allowed into the long distance business, the companies will jointly develop and deliver a comprehensive set of end-to-end, high-speed data, image and voice communications services to business customers, with a heavy emphasis on the fast-growing broadband and Internet-based data services. BellSouth will assume retail leadership with customers based in the South; Qwest will provide support resources to assist BellSouth in the region as required with the primary emphasis of the Qwest sales force being focused on the rest of the country.

         * And finally, as part of the agreement, BellSouth will invest approximately $3.5 billion at $94.50 a share for about a 10 percent equity stake in Qwest. Qwest will issue 20,350,000 new shares to BellSouth in exchange for approximately $1.93 billion in cash. At BellSouth's request, Qwest's principal stockholder, Anschutz Company, will sell 16,650,000 shares to BellSouth for approximately $1.57 billion. This will reduce Anschutz Company's ownership interest in Qwest to approximately 39 percent.

"This is a significant step in our objective of becoming the premier data communications provider to our customers," said Duane Ackerman, Chairman and CEO of BellSouth. "This relationship allows our customers to enjoy the range of benefits from a comprehensive set of Internet and broadband digital solutions."

Once BellSouth receives permission to enter the long-distance market, the two companies will offer seamless, high-capacity and high-speed network services such as fame relay, ATM, and Internet Protocol and advanced applications including web-hosting, electronic commerce, video streaming, Managed Network Services, Managed Software Services and enhanced virtual private network services.

"We are delighted to have this strategic relationship with a like-minded, customer-focused company that is committed to offering customers end-to-end high-speed communications

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services and who understands the tremendous potential the Internet and data communications marketplace has to offer," said Joseph P. Nacchio, Qwest Chairman and CEO. "Moving forward, the BellSouth/Qwest relationship will provide customers with a comprehensive communications solution set and global reach that is unmatched in the industry."

The companies also pointed out that after BellSouth receives approval to offer long-distance data and voice services, the agreement will enable both of them to use each other's assets to develop infrastructure and/or distribution capabilities in serving their respective customers across the globe. BellSouth has extensive operations throughout Latin America as well as significant presence in Europe. Qwest has a stronger presence in Europe and is beginning to move into the Asia/Pacific and Latin American regions.

In addition, the relationship will also use the strategic alliances each has with key Internet and technology companies including Microsoft, Cisco, Lotus and others to the customers' advantage.

"There is a natural fit to our strategies that bodes well for our customers in the future," said Ackerman. "Given the rapid change occurring in the communications industry today, there is no doubt that together we have the potential to be an even more significant driving force."

The equity aspect of the transaction is subject to Hart-Scott-Rodino review. The deal is expected to close by the end of May.

BellSouth is a $23 billion communications services company. It provides telecommunications, wireless communications, cable and digital TV, directory advertising and publishing, and Internet and data services to nearly 34 million customers in 19 countries worldwide.

Qwest Communications International Inc. is a leader in reliable and secure broadband Internet-based data, voice and image communications for businesses and consumers. Headquartered in Denver, Qwest has more than 8,000 employees and 80 sales offices in North America, Europe and Mexico. The Qwest Macro Capacity(SM) Fiber Network, designed with the newest optical networking, will span more than 18,500 route miles in the United States when it is completed by mid-1999, and the additional 315-mile network route recently announced will be complete by the end of year. In addition, Qwest and KPN, the Dutch telecommunications company, are forming a venture to build and operate a high-capacity European fiber optic, Internet Protocol-based network that has 2,100 miles and will span 9,100 miles when it is completed in 2001. Qwest also has nearly completed a 1,400-mile network in Mexico. For more information, please visit the Qwest web site at www.qwest.com.

For more information about BellSouth Corporation, visit the BellSouth Web page at: http://www.bellsouth.com. For more information about Qwest Communications International Inc., visit the Qwest Web page at: http://www.qwest.com.

BellSouth Note: This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on a number of assumptions, including but not limited to: (1) continued domestic economic growth and demand for BellSouth's services; (2) economic, monetary, regulatory and political stability where BellSouth

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conducts its international operations; (3) the reasonable accuracy of
BellSouth's expectations of the impact on its international operations of weakening currencies in Latin America as compared to the U.S. dollar; (4) the reasonable accuracy of BellSouth's expectations of the results of regulatory actions as well as costs and recoveries with respect to access reform, universal service and interconnection; (5) the reasonable accuracy of BellSouth's estimate of regulatory authorization to provide wireline long distance services and the impact of competition in its markets; and (6) satisfactory identification and completion of Year 2000 software and hardware revisions by BellSouth and entities with which it does business. Any developments significantly deviating from these assumptions could cause actual results to differ materially from those forecast or implied in the aforementioned forward-looking statements.

Qwest Note: This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to complete the network on schedule and on budget, financial risk management and future growth subject to risks, Qwest's ability to achieve Year 2000 compliance, and adverse changes in the regulatory or legislative environment. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: Jill Greenman, 404-249-2068, or Tim Klein, 404-249-4135, or Jeff Battcher, 404-713-0274, all of BellSouth Corporation, or

                  Tyler Gronbach, 303-992-2155, or Investor Relations, Lee Wolfe, 800-567-7296, both of Qwest Communications International Inc.


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